Exhibit 99.1

ITEM 6.	SELECTED FINANCIAL DATA

The following table presents selected consolidated financial data for the periods indicated. The selected consolidated financial data set forth below should be read in conjunction with Management’s Discussion and Analysis of Financial Condition and Results of Operations and our consolidated financial statements and related notes included elsewhere in this report. Amounts shown are in thousands, except per share data. Certain non-operating expense amounts and certain balance sheet amounts have been adjusted from previously reported amounts to reflect the retrospective application of FSP APB 14-1.

	Years Ended December 31,
	2008	2007	2006	2005	2004
Consolidated Statement of Operations:
Revenues:
Software solutions	$46,852	$47,721	$76,243	$89,937	$54,155
Services	123,564	122,682	106,493	103,792	118,731
Maintenance	85,397	87,457	92,828	100,612	116,765
Contract	—	2,450	4,113	42,526	72,877

Total revenues	255,813	260,310	279,677	336,867	362,528

Costs and expenses:
Cost of revenues:
Software solutions	9,316	8,567	12,862	14,720	20,137
Services	89,928	97,397	87,472	91,578	107,349
Maintenance	10,139	11,074	10,488	12,180	14,155
Contract	—	—	311	1,575	4,718
Amortization of acquired technology	4	25	21	—	369
Sales and marketing	45,135	41,872	48,185	51,727	74,946
Research and development	29,241	33,513	35,200	37,337	56,279
General and administrative	42,062	37,770	56,129	61,117	71,646
Amortization of intangibles	100	78	17	—	39
Restructuring charges and adjustments	(95)	3,955	(403)	11,269	2,688

Costs and expenses, subtotal	225,830	234,251	250,282	281,503	352,326
Intellectual property settlement, net	(79,860)	921	—	—	—

Total costs and expenses	145,970	235,172	250,282	281,503	352,326

Operating income	109,843	25,138	29,395	55,364	10,202

Non-operating income (expense), net:
Interest income	3,876	5,488	5,305	7,697	4,179
Interest expense	(7,473)	(7,372)	(8,395)	(16,555)	(17,873)
Realized gains on investments, net	—	—	475	10,144	79
Foreign currency hedge and transaction losses, net	(1,700)	(678)	(219)	(4,217)	(3,212)
(Loss) gain on early repayment of debt obligation	—	—	—	(3,017)	2,223
Other income (expense), net	11,510	(776)	(434)	(1,514)	(1,069)

Total non-operating income (expense), net	6,213	(3,338)	(3,268)	(7,462)	(15,673)

Income (loss) before income taxes	116,056	21,800	26,127	47,902	(5,471)
Provision (benefit) for income taxes	8,382	6,133	3,821	4,664	(674)

Income (loss) from continuing operations	107,674	15,667	22,306	43,238	(4,797)

Income from discontinued operations	—	—	—	43,884	3,445

Net income (loss)	107,674	15,667	22,306	87,122	(1,352)

Preferred stock dividend and accretion of discount	3,140	3,071	2,940	3,020	1,720

Net income (loss) applicable to common stockholders	$104,534	$12,596	$19,366	$84,102	$(3,072)

Net income (loss) per common share applicable to common stockholders:
Total
Basic	$3.97	$0.49	$0.76	$3.49	$(0.17)
Diluted	$3.91	$0.47	$0.75	$3.44	$(0.17)
Discontinued operations
Basic	$—	$—	$—	$1.82	$0.19
Diluted	$—	$—	$—	$1.80	$0.19
Continuing operations including preferred stock dividend and accretion of discount
Basic	$3.97	$0.49	$0.76	$1.67	$(0.36)
Diluted	$3.91	$0.47	$0.75	$1.64	$(0.36)
Weighted-average common shares outstanding:
Basic	26,333	25,816	25,328	24,084	18,004
Diluted	26,711	26,748	25,883	24,469	18,004

	December 31,
	2008	2007	2006	2005	2004
Balance Sheet Data
Cash and cash equivalents	$238,013	$120,978	$109,419	$112,882	$133,273
Restricted cash	$5,777	$8,456	$4,626	$4,773	$7,717
Short-term investments	$—	$—	$—	$—	$144,532
Working capital	$187,435	$63,565	$17,368	$(34,336)	$101,152
Total assets	$313,025	$201,005	$188,563	$200,523	$390,673
Total long-term debt	$64,520	$61,362	$58,307	$50,565	$316,800
Total redeemable preferred stock	$106,591	$103,450	$101,686	$100,065	$97,045
Total stockholders’ equity (deficit)	$149,879	$36,436	$(1,329)	$(47,450)	$(173,033)
Cash, cash equivalents, restricted cash, short-term and long-term investments	$243,790	$129,434	$114,045	$117,655	$285,522

The following tables set forth unaudited consolidated quarterly statements of operations data for the years ended December 31, 2008 and 2007. Amounts shown are in thousands, except per share data. Certain non-operating expense amounts have been adjusted from previously reported amounts to reflect the retrospective application of FSP APB 14-1.

	March 31, 2008	June 30, 2008	September 30, 2008	December 31, 2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues:
Software solutions	$11,672	$12,569	$10,562	$12,049
Services	28,842	30,508	33,316	30,898
Maintenance	22,063	21,651	20,875	20,808
Contract	—	—	—	—

Total revenues	62,577	64,728	64,753	63,755

Costs and expenses:
Cost of revenues:
Software solutions	2,615	2,874	2,296	1,531
Services	22,471	23,624	22,218	21,615
Maintenance	2,843	2,655	2,368	2,273
Sales and marketing	11,950	13,072	10,518	9,595
Research and development	7,633	7,541	7,384	6,683
General and administrative	9,513	10,919	9,402	12,232
Amortization of intangibles	25	25	25	25
Restructuring charges and adjustments	—	—	—	(95)

Costs and expenses, subtotal	57,050	60,710	54,211	53,859
Intellectual property settlement, net	1,455	(81,315)	—	—

Total costs and expenses (benefit)	58,505	(20,605)	54,211	53,859

Operating income	4,072	85,333	10,542	9,896

Non-operating income (expense), net:
Interest income	1,194	932	1,212	538
Interest expense	(1,860)	(1,864)	(1,872)	(1,877)
Foreign currency hedge and transaction losses, net	(141)	(464)	(639)	(456)
Other income (expense), net	717	(236)	(5,575)	16,604

Total non-operating income (expense), net	(90)	(1,632)	(6,874)	14,809

Income before income taxes	3,982	83,701	3,668	24,705
Income tax expense	1,127	2,714	1,508	3,033

Net income	$2,855	$80,987	$2,160	$21,672

Preferred stock dividend and accretion of discount	776	776	794	794

Net income applicable to common stockholders	$2,079	$80,211	$1,366	$20,878

Net income per common share applicable to common stockholders:
Basic	$0.08	$3.07	$0.05	$0.79
Diluted	$0.08	$3.03	$0.05	$0.78
Weighted-average common shares outstanding:
Basic	26,055	26,105	26,337	26,596
Diluted	26,441	26,475	26,851	26,784

	March 31, 2007	June 30, 2007	September 30, 2007	December 31, 2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues:
Software solutions	$13,433	$11,412	$10,522	$12,354
Services	28,695	31,553	33,365	29,069
Maintenance	21,009	22,018	22,571	21,859
Contract	2,450	—	—	—

Total revenues	65,587	64,983	66,458	63,282

Costs and expenses:
Cost of revenues:
Software solutions	2,474	2,175	2,066	1,852
Services	23,843	24,467	24,752	24,335
Maintenance	2,937	2,800	2,668	2,669
Sales and marketing	11,698	12,957	7,928	9,289
Research and development	8,805	8,750	8,224	7,734
General and administrative	10,387	10,535	8,839	8,112
Restructuring charges and adjustments	(25)	(49)	3,921	108

Costs and expenses, subtotal	60,119	61,635	58,398	54,099
Intellectual property settlement, net	—	45	456	420

Total costs and expenses	60,119	61,680	58,854	54,519

Operating income	5,468	3,303	7,604	8,763

Non-operating expense, net:
Interest income	1,346	1,302	1,413	1,427
Interest expense	(1,837)	(1,839)	(1,845)	(1,851)
Foreign currency hedge and transaction losses, net	(117)	(74)	(107)	(380)
Other expense, net	(255)	(134)	(203)	(184)

Total non-operating expense, net	(863)	(745)	(742)	(988)

Income before income taxes	4,605	2,558	6,862	7,775
Income tax expense	859	740	2,057	2,477

Net income	$3,746	$1,818	$4,805	$5,298

Preferred stock dividend and accretion of discount	757	765	773	776

Net income applicable to common stockholders	$2,989	$1,053	$4,032	$4,522

Net income per common share applicable to common stockholders:
Basic	$0.12	$0.04	$0.16	$0.17
Diluted	$0.11	$0.04	$0.15	$0.17
Weighted-average common shares outstanding:
Basic	25,610	25,770	25,900	25,985
Diluted	26,954	26,806	26,541	26,587

Amortization of intangibles is not material and is included in general and administrative expense.

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